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                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 2, 1998

                                  LASON, INC.


DELAWARE                                0-21407                  38-3214743
--------------------------------      ----------              ---------------
(State or other jurisdiction         (Commission              (I.R.S. Employer
of incorporation)                   File Number)        Identification Number)


1305 STEPHENSON HIGHWAY
TROY, MICHIGAN                                                     48083
-----------------------                                       ---------------
(Address of Principal                                            (Zip Code)
Executive Offices)

                               (248) 597-5800
                         ---------------------------
            (Registrant's Telephone Number, Including Area Code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

          Lason, Inc. (the "Company"), acquired Racom Corporation and its affiliates by acquiring all of the outstanding shares of Common Stock of its parent corporation, Southern Microfilm Associates, Inc. (hereinafter "Racom") pursuant to an Agreement for the Purchase and Sale of Stock dated February 12, 1998 (the "Stock Purchase Agreement"), between and among the Company, Racom and the shareholders of Racom (such acquisition is referred to herein as the "Racom Acquisition").

          The aggregate consideration paid by the Company as a result of the Racom Acquisition was determined pursuant to arm's length negotiations and consisted of 188,382 shares of Common Stock, par value $.01 per share ("Common Stock") of the Company and approximately $20,800,000 in cash. The Lason Common Stock is subject to a 24 month lock-up agreement. The shares of Lason Common Stock are being held in escrow for 12 months to collateralize the shareholders' indemnification obligations under the Stock Purchase Agreement and to facilitate an adjustment, if any, to the purchase price based on the net worth and net working capital of Racom on January 31, 1998 as compared to the closing date. As additional consideration for the acquisition of the Racom stock, the shareholders of Racom may receive additional payments for the periods ending on February 28, 1999 and February 29, 2000 if certain target earnings are achieved. In no event will the payments aggregate more than $14,000,000, payable 80% in cash and 20% in Lason Common Stock.

          The primary source of the cash portion of the purchase price used in the Racom Acquisition was the Company's credit facility with a bank group led by First Union National Bank.

          The description of the foregoing Racom Acquisition is qualified in its entirety by reference to the copy of the Stock Purchase Agreement filed as an Exhibit to this Form 8-K.

          The assets of Racom include cash, receivables, inventories, equipment and other personal property. The Company intends to continue the utilization of these assets in a manner consistent with that of their historical usage, namely, total information solutions, including image conversion services, facilities management, and various systems integration and support activities.

          The Company is not aware of any material relationship that existed prior to the Racom Acquisition between the Company, its officers and directors, on the one hand and Racom and its shareholders, on the other.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Financial Statements of Racom:

           Not applicable

      (b)  Pro Forma Financial Information:

           Not applicable

      (c)  Exhibits

           2.11 Stock Purchase Agreement with respect to the Racom Acquisition.



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: March 17, 1998                     LASON, INC.



                                           By:   /s/ William J. Rauwerdink
                                              ---------------------------------
                                                 William J. Rauwerdink
                                                 Its:  Executive Vice President


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                                 EXHIBIT INDEX


  EXHIBIT                   DESCRIPTION:
  -----------               ------------------

  2.11         Stock Purchase Agreement with respect to the Racom Acquisition.